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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 6, 2001 included in the Form 10-K/A of Semtech Corporation for the year ended January 28, 2001 into:

   (i)      the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-17024);
   (ii)     the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85156);
   (iii)    the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85158);
   (iv)     the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00597);
   (v)      the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00599);
   (vi)     the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-27777);
   (vii)    the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-44033);
   (viii)   the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-80319);
   (ix)     the Registration Statement on Form S-3 of Semtech Corporation (File No. 333-9518);
   (x)      the Registration Statement on Form S-3 of Semtech Corporation (File No. 333-36632);
   (xi)     the Registration Statement on Form S-3/A of Semtech Corporation (File No. 333-36632);
   (xii)    the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-50448); and
   (xiii)   the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-60396).

/s/  Arthur Andersen LLP

Arthur Andersen LLP

Los Angeles, California
December 10, 2001